Exhibit 99.3

ARCHIMEDES TECH SPAC PARTNERS II CO.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of September 30, 2026 and December 31, 2025 and for the three and nine months ended September 30, 2026 and 2025

Consolidated Financial Statements

ARCHIMEDES TECH SPAC PARTNERS II CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash	$130,359	$1,362,766
Prepaid expenses	58,821	111,403
Total current assets	189,180	1,474,169
Prepaid insurance	—	9,896
Demand deposit held in Trust Account	246,395,327	239,860,969
TOTAL ASSETS	$246,584,507	$241,345,034

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$795,522	$61,277
Accrued offering costs	—	75,000
Due to related party	—	1,239
PIPE subscription derivative liability	100,420,000	—
Total current liabilities	101,215,522	137,516
Deferred underwriting fee payable	8,050,000	8,050,000
TOTAL LIABILITIES	109,265,522	8,187,516

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, 23,000,000 shares at redemption value of $10.71 and $10.43 per share as of September 30, 2026 and December 31, 2025, respectively	246,395,327	239,860,969

SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 6,590,000 shares issued and outstanding (excluding 23,000,000 shares subject to possible redemption) as of September 30, 2026 and December 31, 2025	659	659
Additional paid-in capital	—	—
Accumulated deficit	(109,077,001)	(6,704,110)
TOTAL SHAREHOLDERS’ DEFICIT	(109,076,342)	(6,703,451)
TOTAL LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT	$246,584,507	$241,345,034

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARCHIMEDES TECH SPAC PARTNERS II CO.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For The Nine Months Ended September 30,
	2026	2025	2026	2025
General and administrative expenses	$548,632	$159,842	$1,974,919	$467,299
Loss from operations	(548,632)	(159,842)	(1,974,919)	(467,299)

Other income (expense):
Interest earned on cash in bank account	2,959	17,165	22,028	47,602
Interest earned on demand deposit held in Trust Account	2,233,259	2,546,478	6,534,358	6,341,299
PIPE subscription expense	―	—	(100,000,000)	—
Change in fair value of PIPE subscription derivative liability	37,522,000	—	(420,000)	—
Total other income (expense)	$39,758,218	$2,563,643	(93,863,614)	6,388,901

Net income (loss)	$39,209,586	$2,403,801	$(95,838,533)	$5,921,602

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	23,000,000	23,000,000	23,000,000	19,377,289
Basic and diluted net income (loss) per share, redeemable ordinary shares	$1.33	$0.08	$(3.24)	$0.23
Basic weighted average shares outstanding, non-redeemable ordinary shares	6,590,000	6,590,000	6,590,000	6,339,560
Basic net income (loss) per share, non-redeemable ordinary shares	$1.33	$0.08	$(3.24)	$0.23
Diluted weighted average shares outstanding, non-redeemable ordinary shares	6,590,000	6,590,000	6,590,000	6,454,945
Diluted net income (loss) per share, non-redeemable ordinary shares	$1.33	$0.08	$(3.24)	$0.23

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARCHIMEDES TECH SPAC PARTNERS II CO.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2026	6,590,000	$659	$—	$(6,704,110)	$(6,703,451)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	—	(2,141,962)	(2,141,962)

Net income	—	—	—	1,704,803	1,704,803

Balance – March 31, 2026 (unaudited)	6,590,000	659	—	(7,141,269)	(7,140,610)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	—	(2,159,137)	(2,159,137)

Net loss	—	—	—	(136,752,922)	(136,752,922)

Balance – June 30, 2026 (unaudited)	6,590,000	659	—	(146,053,328)	(146,052,669)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	—	(2,233,259)	(2,233,259)

Net income	—	—	—	39,209,586	39,209,586

Balance – September 30, 2026 (unaudited)	6,590,000	$659	$—	$(109,077,001)	$(109,076,342)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Ordinary Shares(1)		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2025	5,750,000	$575	$24,425	$(78,700)	$(53,700)

Sale of 840,000 private placement units	840,000	84	8,399,916	—	8,400,000

Fair value of Public Warrants at issuance	—	—	1,725,000	—	1,725,000

Allocated value of transaction costs to warrants and private placement units	—	—	(117,194)	—	(117,194)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	(10,032,147)	(7,207,063)	(17,239,210)

Net income	—	—	—	1,159,223	1,159,223

Balance – March 31, 2025 (unaudited)	6,590,000	659	—	(6,126,540)	(6,125,881)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	—	(2,488,937)	(2,488,937)

Net income	—	—	—	2,358,578	2,358,578

Balance – June 30, 2025 (unaudited)	6,590,000	659	—	(6,256,899)	(6,256,240)

Accretion of ordinary shares subject to possible redemption to redemption value	—	—	—	(2,546,478)	(2,546,478)

Net income	—	—	—	2,403,801	2,403,801

Balance – September 30, 2025 (unaudited)	6,590,000	$659	$—	$(6,399,576)	$(6,398,917)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARCHIMEDES TECH SPAC PARTNERS II CO.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(95,838,533)	$5,921,602
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on demand deposit held in Trust Account	(6,534,358)	(6,341,299)
PIPE subscription expense - initial recognition	100,000,000	—
Change in fair value of PIPE subscription derivative liability	420,000	—
General and administrative expenses paid by related parties	—	15,363
General and administrative expenses paid through promissory note – related party	—	51,600
Changes in operating assets and liabilities:
Prepaid expenses	52,582	(338,765)
Accrued expenses	734,245	29,292
Prepaid insurance	9,896	(31,771)
Net cash used in operating activities	(1,156,168)	(693,978)

Cash Flows from Investing Activities:
Investment of cash into the Trust Account	—	(231,150,000)
Net cash used in investing activities	—	(231,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	225,400,000
Proceeds from sale of Private Placement Units	—	8,400,000
Repayment of due to related party	(1,239)	(14,086)
Proceeds from promissory note - related party	—	40,927
Repayment of promissory note – related party	—	(290,000)
Payment of offering costs	(75,000)	(283,747)
Net cash (used in) provided by financing activities	(76,239)	233,253,094

Net Change in Cash	(1,232,407)	1,409,116
Cash – Beginning of period	1,362,766	—
Cash – End of period	$130,359	$1,409,116

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$75,000
Offering costs paid through promissory note – related party	$—	$5,440
Deferred underwriting fee payable	$—	$8,050,000

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Archimedes Tech SPAC Partners II Co. (the “Company” or “ATII”) is a blank check company newly incorporated in the Cayman Islands on June 7, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses. Although the Company may acquire a business in any industry, it intends to focus on companies engaged in the technology industry. The Company is an early stage and emerging growth company, and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2026, the Company has three subsidiaries, ATII Merger Sub Inc. (“Merger Sub I”), a Delaware corporation and a direct, wholly owned subsidiary of the Company incorporated on December 4, 2025, ATII Merger Sub II, LLC (“Merger Sub II”), a Delaware limited liability company and a direct, wholly owned subsidiary of the Company formed on December 11, 2025, and ATII Holdings Inc. (“Pubco”), a Delaware corporation and a direct, wholly owned subsidiary of the Company incorporated on December 4, 2025. Merger Sub I, Merger Sub II and Pubco were formed for the purpose of facilitating the Business Combination (as defined below). As of September 30, 2026, Merger Sub I, Merger Sub II and Pubco are inactive and have not commenced operations, and have no material assets, liabilities, revenues, or expenses attributable to these subsidiaries during the period.

As of September 30, 2026, the Company had not commenced any operations. All activity for the period from June 7, 2024 (inception) through September 30, 2026 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company and negotiating for an initial business combination. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on February 10, 2025. On February 12, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 840,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to Archimedes Tech SPAC Sponsors II LLC (the “Sponsor”) and BTIG, LLC, the representative of the underwriters in the Initial Public Offering (“BTIG”), generating gross proceeds of $8,400,000. Each Private Placement Unit consists of one ordinary share and one-half of one redeemable warrant (“Private Placement Warrants”), with each whole Private Placement Warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment.

Transaction costs amounted to $13,175,520, consisting of $4,600,000 of cash underwriting fee, $8,050,000 of deferred underwriting fee and $525,520 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating an initial business combination. There is no assurance that the Company will be able to complete an initial business combination successfully. The Company must complete one or more initial business combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting fees and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial business combination. The Company will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Following the closing of the Initial Public Offering, on February 12, 2025, an amount of $231,150,000 ($10.05 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Units was held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). The Company will not be permitted to withdraw any of the principal or interest held in the Trust Account except for the withdrawal of interest to pay taxes. The funds held in the Trust Account will not otherwise be released from the Trust Account until the earliest of: (1) the completion of an initial business combination; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with initial business combination or to redeem 100% of the Public Shares if the Company does not complete the initial business combination within the Completion Window, as defined below, or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of the Public Shares if the Company has not completed an initial business combination within the Completion Window, subject to Cayman Islands laws.

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of an initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of an initial business combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.05 per Public Share, plus any pro rata interest then in the Trust Account, net of funds withdrawn to pay taxes). There will be no redemption rights upon the completion of an initial business combination with respect to the Company’s warrants. The Public Shares subject to possible redemption were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Company’s amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold, except that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than any net tangible asset or cash requirement that may be contained in the agreement relating to the initial business combination. As a result, the Company may be able to complete its initial business combination even though a substantial majority of the public shareholders do not agree with the transaction and have redeemed their shares or, if the Company seeks shareholder approval of the initial business combination and does not conduct redemptions in connection with the initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to the initial shareholders, directors, officers, advisors or any of their respective affiliates. In the event the aggregate cash consideration the Company would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to the Company, the Company will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and the Company instead may search for an alternate business combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of an initial business combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated memorandum and articles of association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The initial shareholders and the Company’s officers and directors entered into a letter agreement, pursuant to which they have agreed to waive: (1) their redemption rights with respect to any shares held by them in connection with the completion of the initial business combination; (2) their redemption rights with respect to any shares held by them in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial business combination or to redeem 100% of the public shares if the Company does not complete the initial business combination within the Completion Window (as defined below) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the Trust Account with respect to any founder shares and private shares they hold if the Company fails to complete its initial business combination

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

within the Completion Window as a result of a shareholder vote to amend the amended and restated memorandum and articles of association (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial business combination within the Completion Window). If the Company submits its initial business combination to the public shareholders for a vote, the initial shareholders, directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with the Company, to vote any shares held by them in favor of the initial business combination.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete an initial business combination within the Completion Window and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Company will have until 21 months from the closing of the Initial Public Offering, or until such earlier liquidation date as the Company’s board of directors may approve, to complete an initial business combination (the “Completion Window”). If the Company has not completed an initial business combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of funds withdrawn to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject, in each case, to obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There is no limitation on the Company’s ability to raise funds privately or through loans in connection with its initial business combination.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.05 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Merger Agreement

On April 20, 2026, the Company, Pubco, Merger Sub I, Merger Sub II, and Forge Nano, Inc., a Delaware corporation (“Forge Nano”), entered into a merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the Company will re-domicile and become a Delaware corporation by merging with Pubco, following which the separate corporate existence of the Company will cease and Pubco will continue as the surviving corporation. At the effective time of the merger, Pubco will adopt Delaware organizational documents, which will provide, among other things, that the name of Pubco will be changed to “Forge Nano Holdings Inc.”

On October 16, 2026, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”) to approve the Business Combination and the transactions contemplated therewith. On the same date, the Company issued a press release announcing the approval of the previously announced Business Combination between the Company and Forge Nano, as well as all other proposals related to the Business Combination considered and voted upon at the Extraordinary General Meeting. In connection with the

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

shareholders’ vote at such meeting, 22,219,068 shares were tendered for redemption and $238,404,289, or approximately $10.73 redemption price per share, was withdrawn from the Trust Account to pay the redeeming shareholders.

As described in more detail below, on October 21, 2026, the Company consummated the Domestication Merger (as defined below) and, on October 22, 2026 (the “Closing Date”), the parties to the Merger Agreement consummated the Company Mergers (as defined below) and the other transactions contemplated by the Merger Agreement (the “Closing”).

Domestication Merger

Pursuant to the Merger Agreement, on October 21, 2026, the Company re-domiciled and became a Delaware corporation by merging with and into Pubco (the “Domestication Merger”), following which the separate corporate existence of the Company ceased and Pubco continued as the surviving corporation. At the effective time of the Domestication Merger (the “Domestication Merger Effective Time”), Pubco adopted Delaware organizational documents (the Charter and the Bylaws), which provide, among other things, that the name of Pubco was changed to Forge Nano Holdings, Inc.

Immediately prior to the Domestication Merger Effective Time, each then issued and outstanding Unit of the Company (an “ATII Unit”) separated and converted automatically into one ordinary share, par value $0.0001 per share, of the Company (an “ATII Ordinary Share”) and one-half of one warrant of the Company, each whole warrant entitling the holder thereof to acquire one ATII Ordinary Share at a purchase price of $11.50 per share (the “ATII Warrants”), and all ATII Units ceased to be outstanding and ceased to exist. At the Domestication Merger Effective Time, each then issued and outstanding ATII Ordinary Share was cancelled in exchange for the right to receive one share of common stock, par value $0.0001 per share, of Pubco (each, a share of “Pubco Common Stock”) and each whole ATII Warrant that was outstanding and unexercised converted automatically into a warrant to acquire one share of Pubco Common Stock at a purchase price of $11.50 per share (each, a “Pubco SPAC Warrant”), pursuant to the terms of the Warrant Agreement, dated as of February 10, 2025 (as assumed by Pubco pursuant to the Assumption of Warrant Agreement dated as of October 21, 2026, the “ATII Warrant Agreement”), by and between the Company and Odyssey Transfer and Trust Company, as warrant agent.

Company Mergers

On the Closing Date, as contemplated by the Merger Agreement, the parties to the Merger Agreement consummated the Company Mergers, whereby:

●	Merger Sub I merged with and into Forge Nano (the “First Company Merger”), with Forge Nano surviving the First Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc. (the “Initial Surviving Corporation”);
●	at the effective time of the First Company Merger (the “First Effective Time”), (i) each share of each class of preferred stock, par value $0.0001 per share, of Forge Nano (the “Forge Nano Preferred Stock”) issued and outstanding immediately prior to the First Effective Time was converted into shares of common stock, par value $0.0001 per share, of Forge Nano (the “Forge Nano Common Stock”) pursuant to Forge Nano’s organizational documents, and (ii) each share of Forge Nano Common Stock issued and outstanding immediately prior to the First Effective Time (including shares of Forge Nano Common Stock issued upon conversion of the Forge Nano Preferred Stock, but excluding treasury shares, which were cancelled) was cancelled and automatically converted into the right to receive, without interest, the applicable pro rata portion of the Closing Payment Shares, based on an exchange ratio calculated as of the First Effective Time of approximately 28.5 to 1 (the “Exchange Ratio”);
●	in addition, at the First Effective Time, (i) each option to purchase shares of Forge Nano Common Stock (each, a “Forge Nano Option”) outstanding and unexpired immediately prior to the First Effective Time was converted into an option to purchase shares of Pubco Common Stock (each, a “Pubco Option”) on substantially the same terms and conditions, including with respect to vesting and termination-related provisions, except that the number of shares of Pubco Common Stock subject to each Pubco Option equals the product (rounded down to the nearest whole share) of (a) the number of shares of Forge Nano Common Stock subject to such Forge Nano Option immediately prior to the First Effective Time and (b) the quotient of the Applicable Per Share Merger Consideration divided by the Equity Award Conversion Amount (each as defined in the Merger Agreement), and the per-share exercise price of each Pubco Option equals the exercise price per share of such Forge Nano Option divided by the Equity Award Conversion Amount, rounded up to the nearest whole cent; (ii) each warrant of Forge Nano (each, a “Forge Nano Warrant”) outstanding and unexpired immediately prior to the First Effective Time was assumed and became a corresponding warrant to purchase shares of Pubco Common Stock (each, a “Pubco Forge Nano Warrant”), subject to the same terms and conditions (including vesting and exercisability) as were applicable to the corresponding Forge Nano Warrant immediately prior to the First Effective Time; and (iii) each option to acquire securities of Forge Nano held by Ascent Funds International Management LLC or its affiliates

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

(the “Forge Nano Ascent Options” and, together with the Forge Nano Warrants, the “Forge Nano Convertible Securities”) outstanding and unexpired immediately prior to the First Effective Time was cancelled and converted into a warrant to purchase shares of Pubco Common Stock (each, a “Pubco Ascent Warrant” and, together with the Pubco Forge Nano Warrants, the “Pubco Convertible Securities”) pursuant to the Pubco Ascent Warrant Agreement (as defined below);
●	Forge Nano Holdings, Inc. issued an aggregate of 90,000,000 shares of Pubco Common Stock (the “Earn-Out Shares”) to Odyssey Transfer and Trust Company, as escrow agent (the “Escrow Agent”), which will be disbursed to the former shareholders of Forge Nano who received Closing Payment Shares and the holders of Pubco Convertible Securities, in proportional amounts, upon the achievement of the following milestones during the five-year period following the Closing Date: (a) 30,000,000 Earn-Out Shares if the VWAP (as defined in the Merger Agreement) of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading-day period or the revenue publicly reported by Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000; (b) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $20.00 per share or such revenue equals or exceeds $600,000,000; and (c) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $25.00 per share or such revenue equals or exceeds $800,000,000. The milestones operate on a cumulative basis, and Earn-Out Shares attributable to holders of Pubco Convertible Securities will only be disbursed upon the exercise, conversion or settlement of such Pubco Convertible Securities in accordance with their terms; and
●	immediately following the First Effective Time, the Initial Surviving Corporation merged with and into Merger Sub II (the “Second Company Merger” and, together with the First Company Merger, the “Company Mergers” and, the Company Mergers together with the Domestication Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Merger Sub II surviving the Second Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc.

PIPE Financing

On April 20, 2026, concurrently with the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into a subscription agreement (the “PIPE Subscription”, as amended and restated on October 13, 2026, the “A&R PIPE Subscription Agreement”) with a certain accredited investor (the “Initial PIPE Investor”), pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold to the Initial PIPE Investor for an aggregate purchase price of $100,000,000 (the “PIPE Financing”) (a) 2,968,825 shares of Pubco Common Stock (the “PIPE Subscribed Shares”) at a subscription price of $10.00 per share, (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,031,175 shares of Pubco Common Stock, each with an exercise price of $0.0001 per share, at a subscription price of $10.00 per Pre-Funded Warrant, and (c) warrants (the “PIPE Warrants”) to purchase an aggregate of 15,000,000 shares of Pubco Common Stock, each with an initial exercise price of $10.00 per share (subject to adjustment as described below).

The PIPE Warrants are exercisable at any time after their issuance and expire five years after the date of issuance. The exercise price of the PIPE Warrants is subject to certain adjustments, including a one-time reset on the 21st trading day following the six-month anniversary of the Closing Date to the greater of (i) the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock for the twenty trading day period commencing on the date that is six months after the Closing Date and (ii) a floor price of $5.00 per share (the “PIPE Reset Price”). The terms of the PIPE Warrants are described in the section of the Proxy Statement/Prospectus titled “Description of Pubco Securities – Warrants – PIPE Warrants” beginning on page 360, which is incorporated herein by reference.

In the event that on the 21st trading day following the six-month anniversary of the Closing Date, the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock is less than the Exercise Price (as defined in the PIPE Warrant Certificate), Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase up to 10,000,000 shares of Pubco Common Stock (the “Reset PIPE Warrants”), in an amount equal to (i) the product of (x) 10,000,000, multiplied by (y) the Exercise Price then in effect divided by the PIPE Reset Price minus (ii) 10,000,000. In addition, if, on the 24-month anniversary of the Closing Date, the Initial PIPE Investor certifies in writing that the Initial PIPE Investor beneficially owns 5,000,000 shares of Pubco Common Stock, Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase 5,000,000 shares of Pubco Common Stock (the “Additional PIPE Warrants”).

Additionally, subsequent to the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into subscription agreements (the “Additional PIPE Subscription Agreements”) with certain other accredited investors (collectively, the “Additional PIPE Investors” and together with the Initial PIPE Investor, the “PIPE Investors”), pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold an aggregate of 2,300,000 shares of Pubco Common Stock (the “Additional PIPE

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Subscribed Shares”) to the Additional PIPE Investors at a subscription price of $10.00 per share, for an aggregate purchase price of $23,000,000 (the “Additional PIPE Financing”).

Outstanding Securities

In connection with the consummation of the Business Combination and the PIPE Financing, and after giving effect to the redemptions, Forge Nano Holdings, Inc.:

(1)	issued an aggregate of 128,655,585 shares of Pubco Common Stock, consisting of:
●	7,370,932 shares of Pubco Common Stock issued to the holders of ATII Ordinary Shares in the Domestication Merger (after giving effect to the redemptions);
●	116,015,828 shares of Pubco Common Stock issued to the former stockholders of Forge Nano as Closing Payment Shares in the First Company Merger;
●	5,268,825 shares of Pubco Common Stock issued to the PIPE Investors in the PIPE Financing and the Additional PIPE Financing;
(2)	issued 90,000,000 Earn-Out Shares to the Escrow Agent;
(3)	issued 11,919,995 Pubco SPAC Warrants in exchange for ATII Warrants in the Domestication Merger;
(4)	issued PIPE Warrants exercisable for up to 15,000,000 shares of Pubco Common Stock and Pre-Funded Warrants exercisable for up to 7,031,175 shares of Pubco Common Stock in the PIPE Financing;
(5)	issued or assumed Pubco Options, Pubco Forge Nano Warrants and Pubco Ascent Warrants that collectively are exercisable for 15,954,561 shares of Pubco Common Stock; and
(6)	granted an aggregate of 8,744,864 Performance Stock Units (“PSUs”) which will vest as follows: (i) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000, (ii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $20.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $600,000,000 and (iii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $25.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $800,000,000.

In addition, at the Closing, pursuant to the Purchaser Support Agreement, dated as of April 20, 2026 (the “Purchaser Support Agreement”), by and among the Company, Forge Nano and the Sponsor, the Sponsor transferred an aggregate of 3,300,000 shares of Pubco Common Stock (which it received in exchange for Founder Shares in the Domestication Merger) to certain investors at the Closing in connection with the PIPE Financing for no additional cash consideration.

Liquidity and Capital Resources

As of September 30, 2026, the Company had cash of $130,359 and working capital deficit of $101,026,342. The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required. If the Company completes an initial business combination, the Company would repay such loaned amounts. In the event that an initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The units would be identical to the Private Placement Units.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the unaudited condensed consolidated financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, if the Company is unable to complete an initial business combination by November 12, 2026, then

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

the Company will cease all operations except for the purpose of liquidating. As of September 30, 2026, the date for mandatory liquidation and subsequent dissolution and liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern. On October 21, 2026, the Company re-domiciled and became a Delaware corporation by merging with and into Forge Nano Holdings, Inc. (previously known as Pubco), following which the separate corporate existence of the Company ceased and Forge Nano Holdings, Inc. continued as the surviving corporation. As a result of the Closing, the mandatory liquidation condition no longer applies, and the Company’s obligations have been assumed by the surviving company, which continues the combined business. The Company’s dissolution through the merger does not constitute a liquidation, as defined in ASC 205-30, and these unaudited condensed consolidated financial statements have been prepared on a going concern basis. Management has concluded that the conditions that raised substantial doubt about the Company’s ability to continue as a going concern have been resolved.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2026. The interim results for the three and nine months ended September 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions were eliminated in the unaudited condensed consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of other income and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments held outside of Trust Account with an original maturity of three months or less when purchased to be cash equivalents. The Company had $130,359 and $1,362,766 in cash as of September 30, 2026 and December 31, 2025, respectively, and no cash equivalents as of such dates.

Demand Deposit Held in Trust Account

As of September 30, 2026 and December 31, 2025, the assets held in Trust Account, amounting to $246,395,327 and $239,860,969, respectively, were held in demand deposit accounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options”, addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the ordinary shares. Offering costs allocated to the Public Shares were charged to temporary equity, and offering costs allocated to the Public Warrants and Private Placement Units were charged to shareholders’ deficit as the warrants associated with units issued in the Initial Public Offering and Private Placement, after management’s evaluation, are accounted for under equity treatment.

Transaction costs amounted to $13,175,520, consisting of $4,600,000 of cash underwriting fee, $8,050,000 of deferred underwriting fee and $525,520 of other offering costs.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2026 and December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Income (Loss) per Ordinary Share

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted net income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement, since the exercise of the warrants are contingent upon the occurrence of future events. For the three and nine months ended September 30, 2026 and 2025, the warrants are exercisable to purchase 11,920,000 ordinary shares. The weighted average of these shares was excluded from the calculation of diluted net income (loss) per ordinary share since the inclusion of such warrants would be anti-dilutive. The warrants cannot be converted to ordinary shares prior to an initial business combination; therefore, they have been classified as anti-dilutive.

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
		Non-		Non-		Non-		Non-
	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable
Basic net income(loss) per share:
Numerator:
Allocation of net income (loss) Denominator:	$30,477,204	$8,732,382	$1,868,450	$535,351	$(74,494,297)	$(21,344,236)	$4,461,845	$1,459,757
Basic weighted-average shares outstanding	23,000,000	6,590,000	23,000,000	6,590,000	23,000,000	6,590,000	19,377,289	6,339,560
Basic net income (loss) per ordinary share	$1.33	$1.33	$0.08	$0.08	$(3.24)	$(3.24)	$0.23	$0.23

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
		Non-		Non-		Non-		Non-
	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable	Redeemable
Diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) Denominator:	$30,477,204	$8,732,382	$1,868,450	$535,351	$(74,494,297)	$(21,344,236)	$4,441,915	$1,479,687
Diluted weighted-average shares outstanding	23,000,000	6,590,000	23,000,000	6,590,000	23,000,000	6,590,000	19,377,289	6,454,945
Diluted net income (loss) per ordinary share	$1.33	$1.33	$0.08	$0.08	$(3.24)	$(3.24)	$0.23	$0.23

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period in accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity”. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The PIPE Subscription is representative of a derivative instrument within the scope of ASC 815.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed consolidated balance sheets, primarily due to their short-term nature.

Fair Value Measurement

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

The PIPE Subscription was evaluated under freestanding financial instrument framework and management concluded that the common stock subscribed and the related warrant features together, should be evaluated as a single common stock PIPE freestanding financial instrument.

On April 20, 2026, the PIPE Subscription was initially recognized at fair value of $100,000,000. As of September 30, 2026, the PIPE Subscription has a fair value of $100,420,000. The fair value of the PIPE Subscription was determined using Monte Carlo Simulation Model. The PIPE Subscription has been classified as current liability within the scope of ASC 815 and will require remeasurement at each reporting period. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the PIPE Subscription:

	April 20,	September 30,
	2026	2026
Expected term to De-SPAC (Years)	0.4	0.13
Warrant term	5.0	5.0
Probability of De-SPAC and Market Adjustment	64.0%	52.0%
Forward Risk-Free Rate (Continuous	3.88%	5.04%
Volatility	19.5%	40.0%
Redemption trigger price	$35.00	$35.00
Floor price	$7.28	$7.28

The following table provides a summary of the changes in the fair value of PIPE Subscription, a Level 3 financial instrument, that was measured at fair value on a recurring basis:

Fair value at April 20, 2026	$100,000,000
Change in fair value of PIPE Subscription derivative liability	37,942,000
Fair value at June 30, 2026	137,942,000
Change in fair value of PIPE Subscription derivative liability	(37,522,000)
Fair value at September 30, 2026	$100,420,000

Warrant Instruments

The Company accounted for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”, whereby under that provision, the warrants that do not meet the criteria for equity treatment must be recorded as liability. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values.

The fair value of the Public Warrants on the closing of the Initial Public Offering on February 12, 2025, was $1,725,000, or $0.15 per Public Warrant. The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the level 3 valuation of the Public Warrants:

February 12,
2025
Implied ordinary share price	$9.93
Exercise price	$11.50
Simulation term (years)	6.5
Risk-free rate (continuous)	4.49%
Selected volatility	3.0%
Calculated value per warrant	$0.15
Probability of de-SPAC and market adjustment	11.0%

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial business combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to possible redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of September 30, 2026 and December 31, 2025, the ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets. As of September 30, 2026 and December 31, 2025, the ordinary shares subject to possible redemption reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to Public Warrants	(1,725,000)
Ordinary shares issuance costs	(13,058,326)
Plus:
Accretion of carrying value to redemption value	24,644,295
Ordinary shares subject to possible redemption, December 31, 2025	$239,860,969
Plus:
Accretion of carrying value to redemption value	6,534,358
Ordinary shares subject to possible redemption, September 30, 2026	$246,395,327

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which included a full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half Public Warrant. Each whole Public Warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 840,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor and BTIG, generating gross proceeds of $8,400,000. Each Private Placement Unit consists of one ordinary share and one-half of one redeemable warrant (the “Private Placement Warrants”), with each whole Private Placement Warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Units are added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete an initial business combination within the Completion Window, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 5 — RELATED PARTIES

Founder Shares

On June 7, 2024, the Sponsor made a capital contribution of $25,000 to cover certain of the Company’s expenses, for which the Company issued 5,750,000 ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 750,000 shares subject to

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

surrender and forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the Initial Public Offering and the full exercise by the underwriters of their over-allotment option, 750,000 shares are no longer subject to surrender and forfeiture.

Pursuant to a letter agreement that the initial shareholders, directors and officers have entered into with the Company, with certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to directors and officers and other persons or entities affiliated with the initial shareholders, each of whom will be subject to the same transfer restrictions) until the earlier of: (i) six months after the completion of the initial business combination; and (ii) subsequent to the initial business combination, the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up if (1) the last reported sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period after the initial business combination or (2) if the Company completes a transaction after the initial business combination which results in all of the Company’s shareholders having the right to exchange their shares for cash, securities or other property.

Promissory Note — Related Party

On June 7, 2024, the Sponsor issued an unsecured promissory note to the Company (as amended, the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $290,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) March 31, 2025 or (ii) the consummation of the Initial Public Offering or (iii) the date on which the Company determines to not proceed with the Initial Public Offering. Simultaneously with the closing of the Initial Public Offering on February 12, 2025, the Company repaid the outstanding borrowings under the Promissory Note amounting to $290,000. Borrowings under the note are no longer available.

Due to Related Party

Due to related party represents recurring Company expenses advanced by officers on behalf of the Company. As of September 30, 2026 and December 31, 2025, the Company owed $0 and $1,239 to officers, respectively.

Administrative Support Agreement

Commencing on the effective date, February 10, 2025, the Company agreed to reimburse the Sponsor in an amount equal to $10,000 per month for office space, administrative and support services. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2026, the Company incurred and paid $30,000 and $90,000 in fees for these services, respectively. For the three and nine months ended September 30, 2025, the Company incurred $30,000 and $76,786 in fees for these services, respectively, all of which were paid as of September 30, 2025. These fees were included in general and administrative expenses on the unaudited condensed consolidated statements of operations. As of September 30, 2026 and December 31, 2025, nothing was accrued related to these fees.

Working Capital Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of an initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. As of September 30, 2026 and December 31, 2025, no Working Capital Loans were outstanding.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Before the Business Combination closed, the Company’s ability to complete an initial business combination could have been adversely affected by various factors, many of which were beyond the Company’s control. These factors included, among others, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. As described in Note 9, the Company completed the Business Combination with Forge Nano Holdings Inc. on October 22, 2026. The factors described above did not prevent the Company from completing the Business Combination.

However, these factors, or any other negative impact on the global economy, capital markets or geopolitical conditions resulting from ongoing or future global conflicts and any resulting sanctions or related actions, could adversely affect Forge Nano Holdings Inc., with and into which the Company merged, after the Business Combination. Possible effects include adverse impacts on its business, operations, financial condition, results of operations, liquidity, access to capital, and the market price of its securities. The Company cannot at this time predict the likelihood of any of these events, their duration or magnitude, or the extent to which they may negatively affect Forge Nano Holdings Inc.

Registration Rights

The holders of the Founder Shares, Private Placement Units (and underlying securities) and any units (and underlying securities) that may be issued on conversion of Working Capital Loans are entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On February 12, 2025, simultaneously with the Initial Public Offering, the underwriters exercised their over-allotment option in full, closing on the 3,000,000 additional Units.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate upon the closing of the Initial Public Offering. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. In connection with the shareholders’ vote at the Extraordinary General Meeting and the related redemption of Public Shares, the deferred fee was reduced by an aggregate amount of $2,221,907, representing the amount allocated to the Public Shares redeemed. The outstanding deferred fee of $5,828,093 was settled at Closing.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 400,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. As of September 30, 2026 and December 31, 2025, there were 6,590,000 ordinary shares issued and outstanding, excluding the 23,000,000 ordinary shares subject to possible redemption.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Warrants — As of September 30, 2026 and December 31, 2025, there were approximately 11,920,000 warrants outstanding, including 11,500,000 Public Warrants and 420,000 Private Placement Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an initial business combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of an initial business combination, it will use its best efforts to file with the SEC a registration statement covering the ordinary share issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of an initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of an initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•in whole and not in part;

•at a price of $0.01 per Public Warrant;

•upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

•

if, and only if, the last sale price of ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of the Company’s warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the highest closing sale price of the ordinary share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price of less than $9.20 per ordinary shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, subject to certain limited exceptions.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed consolidated statements of operations as net income or loss. The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	September 30,	December 31,
	2026	2025
Cash	$130,359	$1,362,766
Demand deposit held in Trust Account	$246,395,327	$239,860,969

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025
General and administrative expenses	$548,632	$159,842	$1,974,919	$467,299
Interest earned on cash in bank account	$2,959	$17,165	$22,028	$47,602
Interest earned on demand deposit held in Trust Account	$2,233,259	$2,546,478	$6,534,358	$6,341,299

The CODM is provided with details of cash and liquid resources available with the Company. The CODM reviews the position of total assets available with the Company to assess if the Company has sufficient resources available to discharge its liabilities.

The CODM reviews interest earned on demand deposit held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

Interest earned on cash in bank account and general and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete an initial business combination or similar transaction within the Completion Window. The CODM also reviews the interest earned on cash in bank account and general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the unaudited condensed consolidated statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On October 13, 2026, the parties to the original PIPE Subscription entered into an Amended and Restated Subscription Agreement (the “Amended and Restated Subscription Agreement”), which provides that 7,031,175 of the Investor’s 10,000,000 subscribed shares will be issued instead in the form of pre-funded warrants to purchase an equal number of shares of Pubco Common Stock at an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), and otherwise contains substantially the same terms as the original PIPE Subscription. The Pre-Funded Warrants are exercisable for Pubco Common Stock on or after the date of their issuance and have no expiration date. The exercise price per Pre-Funded Warrant is $0.0001, subject to adjustment. The Pre-Funded Warrants may be exercised on a “net-issuance” basis. The Pre-Funded Warrants are subject to a beneficial ownership limitation, at the election of the holder. If the election is made, Pubco will not effect any exercise of the Pre-Funded Warrants, and a holder will not have the right to exercise any portion of the Pre-Funded Warrants, to the extent that after giving effect to such exercise the holder (together with the holder’s affiliates, and anyone acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.9%, 9.9% or 19.9% (or such other amount as the holder may specify) of outstanding shares of Pubco Common Stock. The holder may increase or decrease such limitation by written notice; provided, however, that any such increase will not be effective until the 61st day after such notice is delivered to Pubco. The Pre-Funded Warrants do not entitle the holder to any rights of a stockholder of Pubco, including voting rights, prior to exercise, except as expressly provided in the Pre-Funded Warrant (including the right to participate in certain distributions).

On October 13, 2026, the Company and the Sponsor, with the consent of BTIG, LLC, waived the transfer restrictions applicable to the 3,000,000 ordinary shares of the Company to be transferred by the Sponsor to the Investor under the Purchaser Support Agreement.

On October 16, 2026, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”) to approve the Business Combination and the transactions contemplated therewith. On the same date, the Company issued a press release announcing the approval of the previously announced Business Combination between the Company and Forge Nano, as well as all other proposals related to the Business Combination considered and voted upon at the Extraordinary General Meeting. In connection with the shareholders’ vote at such meeting, 22,219,068 shares were tendered for redemption and $238,404,289, or approximately $10.73 redemption price per share, was withdrawn from the Trust Account to pay the redeeming shareholders.

Domestication Merger

Pursuant to the Merger Agreement, on October 21, 2026, the Company re-domiciled and became a Delaware corporation by merging with and into Pubco, following which the separate corporate existence of the Company ceased and Pubco continued as the surviving corporation. At the effective time of the Domestication Merger, Pubco adopted Delaware organizational documents (the Charter and the Bylaws), which provide, among other things, that the name of Pubco was changed to Forge Nano Holdings, Inc.

Immediately prior to the Domestication Merger Effective Time, each then issued and outstanding Unit of the Company separated and converted automatically into one ordinary share, par value $0.0001 per share, of the Company and one-half of one warrant of the Company, each whole warrant entitling the holder thereof to acquire one ATII Ordinary Share at a purchase price of $11.50 per share, and all ATII Units ceased to be outstanding and ceased to exist. At the Domestication Merger Effective Time, each then issued and outstanding ATII Ordinary Share was cancelled in exchange for the right to receive one share of common stock, par value $0.0001 per share, of Pubco and each whole ATII Warrant that was outstanding and unexercised converted automatically into a warrant to acquire one share of Pubco Common Stock at a purchase price of $11.50 per share, pursuant to the terms of the ATII Warrant Agreement, by and between the Company and Odyssey Transfer and Trust Company, as warrant agent.

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

Company Mergers

On the Closing Date, as contemplated by the Merger Agreement, the parties to the Merger Agreement consummated the Company Mergers, whereby:

●	Merger Sub I merged with and into Forge Nano, with Forge Nano surviving the First Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc.;
●	at the effective time of the First Company Merger, (i) each share of each class of preferred stock, par value $0.0001 per share, of Forge Nano issued and outstanding immediately prior to the First Effective Time was converted into shares of common stock, par value $0.0001 per share, of Forge Nano pursuant to Forge Nano’s organizational documents, and (ii) each share of Forge Nano Common Stock issued and outstanding immediately prior to the First Effective Time (including shares of Forge Nano Common Stock issued upon conversion of the Forge Nano Preferred Stock, but excluding treasury shares, which were cancelled) was cancelled and automatically converted into the right to receive, without interest, the applicable pro rata portion of the Closing Payment Shares, based on an exchange ratio calculated as of the First Effective Time of approximately 28.5 to 1;
●	in addition, at the First Effective Time, (i) each option to purchase shares of Forge Nano Common Stock outstanding and unexpired immediately prior to the First Effective Time was converted into an option to purchase shares of Pubco Common Stock on substantially the same terms and conditions, including with respect to vesting and termination-related provisions, except that the number of shares of Pubco Common Stock subject to each Pubco Option equals the product (rounded down to the nearest whole share) of (a) the number of shares of Forge Nano Common Stock subject to such Forge Nano Option immediately prior to the First Effective Time and (b) the quotient of the Applicable Per Share Merger Consideration divided by the Equity Award Conversion Amount (each as defined in the Merger Agreement), and the per-share exercise price of each Pubco Option equals the exercise price per share of such Forge Nano Option divided by the Equity Award Conversion Amount, rounded up to the nearest whole cent; (ii) each warrant of Forge Nano outstanding and unexpired immediately prior to the First Effective Time was assumed and became a corresponding warrant to purchase shares of Pubco Common Stock, subject to the same terms and conditions (including vesting and exercisability) as were applicable to the corresponding Forge Nano Warrant immediately prior to the First Effective Time; and (iii) each option to acquire securities of Forge Nano held by Ascent Funds International Management LLC or its affiliates outstanding and unexpired immediately prior to the First Effective Time was cancelled and converted into a warrant to purchase shares of Pubco Common Stock pursuant to the Pubco Ascent Warrant Agreement (as defined below);
●	Forge Nano Holdings, Inc. issued an aggregate of 90,000,000 shares of Pubco Common Stock to Odyssey Transfer and Trust Company, as escrow agent (the “Escrow Agent”), which will be disbursed to the former shareholders of Forge Nano who received Closing Payment Shares and the holders of Pubco Convertible Securities, in proportional amounts, upon the achievement of the following milestones during the five-year period following the Closing Date: (a) 30,000,000 Earn-Out Shares if the VWAP (as defined in the Merger Agreement) of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading-day period or the revenue publicly reported by Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000; (b) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $20.00 per share or such revenue equals or exceeds $600,000,000; and (c) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $25.00 per share or such revenue equals or exceeds $800,000,000. The milestones operate on a cumulative basis, and Earn-Out Shares attributable to holders of Pubco Convertible Securities will only be disbursed upon the exercise, conversion or settlement of such Pubco Convertible Securities in accordance with their terms; and
●	immediately following the First Effective Time, the Initial Surviving Corporation merged with and into Merger Sub II, with Merger Sub II surviving the Second Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc.

PIPE Financing

On April 20, 2026, concurrently with the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into a subscription agreement with a certain accredited investor, pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold to the Initial PIPE Investor for an aggregate purchase price of $100,000,000 (the “PIPE Financing”) (a) 2,968,825 shares of Pubco Common Stock at a subscription price of $10.00 per share, (b) pre-funded warrants to purchase an aggregate of 7,031,175 shares of Pubco Common Stock, each with an exercise price of $0.0001 per share, at a subscription price of $10.00 per Pre-Funded Warrant, and (c) warrants to purchase an aggregate of 15,000,000 shares of Pubco Common Stock, each with an initial exercise price of $10.00 per share (subject to adjustment as described below).

ARCHIMEDES TECH SPAC PARTNERS II CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2026

(UNAUDITED)

The PIPE Warrants are exercisable at any time after their issuance and expire five years after the date of issuance. The exercise price of the PIPE Warrants is subject to certain adjustments, including a one-time reset on the 21st trading day following the six-month anniversary of the Closing Date to the greater of (i) the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock for the twenty trading day period commencing on the date that is six months after the Closing Date and (ii) a floor price of $5.00 per share. The terms of the PIPE Warrants are described in the section of the Proxy Statement/Prospectus titled “Description of Pubco Securities – Warrants – PIPE Warrants” beginning on page 360, which is incorporated herein by reference.

In the event that on the 21st trading day following the six-month anniversary of the Closing Date, the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock is less than the Exercise Price (as defined in the PIPE Warrant Certificate), Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase up to 10,000,000 shares of Pubco Common Stock, in an amount equal to (i) the product of (x) 10,000,000, multiplied by (y) the Exercise Price then in effect divided by the PIPE Reset Price minus (ii) 10,000,000. In addition, if, on the 24-month anniversary of the Closing Date, the Initial PIPE Investor certifies in writing that the Initial PIPE Investor beneficially owns 5,000,000 shares of Pubco Common Stock, Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase 5,000,000 shares of Pubco Common Stock.

Additionally, subsequent to the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into subscription agreements with certain other accredited investors, pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold an aggregate of 2,300,000 shares of Pubco Common Stock to the Additional PIPE Investors at a subscription price of $10.00 per share, for an aggregate purchase price of $23,000,000.

Outstanding Securities

In connection with the consummation of the Business Combination and the PIPE Financing, and after giving effect to the redemptions, Forge Nano Holdings, Inc.:

(1)	issued an aggregate of 128,655,585 shares of Pubco Common Stock, consisting of:
●	7,370,932 shares of Pubco Common Stock issued to the holders of ATII Ordinary Shares in the Domestication Merger (after giving effect to the redemptions);
●	116,015,828 shares of Pubco Common Stock issued to the former stockholders of Forge Nano as Closing Payment Shares in the First Company Merger;
●	5,268,825 shares of Pubco Common Stock issued to the PIPE Investors in the PIPE Financing and the Additional PIPE Financing;
(2)	issued 90,000,000 Earn-Out Shares to the Escrow Agent;
(3)	issued 11,919,995 Pubco SPAC Warrants in exchange for ATII Warrants in the Domestication Merger;
(4)	issued PIPE Warrants exercisable for up to 15,000,000 shares of Pubco Common Stock and Pre-Funded Warrants exercisable for up to 7,031,175 shares of Pubco Common Stock in the PIPE Financing;
(5)	issued or assumed Pubco Options, Pubco Forge Nano Warrants and Pubco Ascent Warrants that collectively are exercisable for 15,954,561 shares of Pubco Common Stock; and
(6)	granted an aggregate of 8,744,864 Performance Stock Units which will vest as follows: (i) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000, (ii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $20.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $600,000,000 and (iii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $25.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $800,000,000.

In addition, at the Closing, pursuant to the Purchaser Support Agreement, dated as of April 20, 2026, by and among the Company, Forge Nano and the Sponsor, the Sponsor transferred an aggregate of 3,300,000 shares of Pubco Common Stock (which it received in exchange for Founder Shares in the Domestication Merger) to certain investors at the Closing in connection with the PIPE Financing for no additional cash consideration.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

References in this report to “we,” “us,” “our” or the “Company” refer to Archimedes Tech SPAC Partners II Co. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to Archimedes Tech SPAC Sponsors II LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

Some of the statements contained in this report may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this report including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s final prospectus for its initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated in the Cayman Islands on June 7, 2024 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2026, we have three subsidiaries, ATII Merger Sub Inc., a Delaware corporation and our direct, wholly owned subsidiary incorporated on December 4, 2025, ATII Merger Sub II, LLC, a Delaware limited liability company and our direct, wholly owned subsidiary formed on December 11, 2025, and ATII Holdings Inc., a Delaware corporation and our direct, wholly owned subsidiary incorporated on December 4, 2025. Merger Sub I, Merger Sub II and Pubco were formed for the purpose of facilitating the Business Combination. As of September 30, 2026, Merger Sub I, Merger Sub II and Pubco are inactive and have not commenced operations, and have no material assets, liabilities, revenues, or expenses attributable to these subsidiaries during the period.

The registration statement for our Initial Public Offering was declared effective on February 10, 2025. On February 12, 2025, we consummated our Initial Public Offering of 23,000,000 Units, including the exercise in full by the underwriters of an option to purchase up to 3,000,000 Units to cover over-allotments. Each Unit consists of one ordinary share and one-half of one Public Warrants, with each whole Public Warrant entitling the holder thereof to purchase one ordinary share for $11.50 per share (subject to adjustment). The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $230,000,000.

Simultaneously with the closing of the IPO, we consummated a private placement of an aggregate of 840,000 Private Placement Units to the Sponsor and BTIG, at a price of $10.00 per unit, generating total proceeds of $8,400,000. Of those 840,000 Private Placement Units, the Sponsor purchased 530,000 Private Placement Units and BTIG purchased 310,000 Private Placement Units. The Private Placement Units are identical to the Units sold in the IPO, except that the Private Placement Units, including the underlying securities, may not be transferable, assignable or salable by the Sponsor until the consummation of our initial business combination, subject to certain limited exceptions. The Sponsor and BTIG were granted certain demand and piggyback registration rights in connection with the purchase of the Private Placement Units. No underwriting discounts or commissions were paid with respect to such sale. The Private Placement Units were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Following the closing of the IPO, a total of $231,150,000 of the net proceeds from the sale of Units in the IPO (including the over-allotment option Units) and the private placement of the Private Placement Units, were placed in a Trust Account established for the benefit of the Company’s public shareholders with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (1) our completion of an initial business combination (see “Merger Agreement”, “Domestication Merger” and “Company Mergers” below); (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law. The funds in the Trust Account have been invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts).

Merger Agreement

On April 20, 2026, the Company, Pubco, Merger Sub I, Merger Sub II, and Forge Nano, Inc., a Delaware corporation (“Forge Nano”), entered into a merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the Company will re-domicile and become a Delaware corporation by merging with Pubco, following which the separate corporate existence of the Company will cease and Pubco will continue as the surviving corporation. At the effective time of the merger, Pubco will adopt Delaware organizational documents, which will provide, among other things, that the name of Pubco will be changed to “Forge Nano Holdings Inc.”

On October 16, 2026, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”) to approve the Business Combination and the transactions contemplated therewith. On the same date, the Company issued a press release announcing the approval of the previously announced Business Combination between the Company and Forge Nano, as well as all other proposals related to the Business Combination considered and voted upon at the Extraordinary General Meeting. In connection with the shareholders’ vote at such meeting, 22,219,068 shares were tendered for redemption and $238,404,289, or approximately $10.73 redemption price per share, was withdrawn from the Trust Account to pay the redeeming shareholders.

As described in more detail below, on October 21, 2026, the Company consummated the Domestication Merger (as defined below) and, on October 22, 2026 (the “Closing Date”), the parties to the Merger Agreement consummated the Company Mergers (as defined below) and the other transactions contemplated by the Merger Agreement (the “Closing”).

Domestication Merger

Pursuant to the Merger Agreement, on October 21, 2026, the Company re-domiciled and became a Delaware corporation by merging with and into Pubco (the “Domestication Merger”), following which the separate corporate existence of the Company ceased and Pubco continued as the surviving corporation. At the effective time of the Domestication Merger (the “Domestication Merger Effective Time”), Pubco adopted Delaware organizational documents (the Charter and the Bylaws), which provide, among other things, that the name of Pubco was changed to Forge Nano Holdings, Inc.

Immediately prior to the Domestication Merger Effective Time, each then issued and outstanding Unit of the Company (an “ATII Unit”) separated and converted automatically into one ordinary share, par value $0.0001 per share, of the Company (an “ATII Ordinary Share”) and one-half of one warrant of the Company, each whole warrant entitling the holder thereof to acquire one ATII Ordinary Share at a purchase price of $11.50 per share (the “ATII Warrants”), and all ATII Units ceased to be outstanding and ceased to exist. At the Domestication Merger Effective Time, each then issued and outstanding ATII Ordinary Share was cancelled in exchange for the right to receive one share of common stock, par value $0.0001 per share, of Pubco (each, a share of “Pubco Common Stock”) and each whole ATII Warrant that was outstanding and unexercised converted automatically into a warrant to acquire one share of Pubco Common Stock at a purchase price of $11.50 per share (each, a “Pubco SPAC Warrant”), pursuant to the terms of the Warrant Agreement, dated as of February 10, 2025 (as assumed by Pubco pursuant to the Assumption of Warrant Agreement dated as of October 21, 2026, the “ATII Warrant Agreement”), by and between the Company and Odyssey Transfer and Trust Company, as warrant agent.

Company Mergers

On the Closing Date, as contemplated by the Merger Agreement, the parties to the Merger Agreement consummated the Company Mergers, whereby:

●	Merger Sub I merged with and into Forge Nano (the “First Company Merger”), with Forge Nano surviving the First Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc. (the “Initial Surviving Corporation”);
●	at the effective time of the First Company Merger (the “First Effective Time”), (i) each share of each class of preferred stock, par value $0.0001 per share, of Forge Nano (the “Forge Nano Preferred Stock”) issued and outstanding immediately prior to the First Effective Time was converted into shares of common stock, par value $0.0001 per share, of Forge Nano (the “Forge Nano Common Stock”) pursuant to Forge Nano’s organizational documents, and (ii) each share of Forge Nano Common Stock issued and outstanding immediately prior to the First Effective Time (including shares of Forge Nano Common Stock issued upon conversion of the Forge Nano Preferred Stock, but excluding treasury shares, which were cancelled) was cancelled and automatically converted into the right to receive, without interest, the applicable pro rata portion of the Closing Payment Shares, based on an exchange ratio calculated as of the First Effective Time of approximately 28.5 to 1 (the “Exchange Ratio”);
●	in addition, at the First Effective Time, (i) each option to purchase shares of Forge Nano Common Stock (each, a “Forge Nano Option”) outstanding and unexpired immediately prior to the First Effective Time was converted into an option to purchase shares of Pubco Common Stock (each, a “Pubco Option”) on substantially the same terms and conditions, including with respect to vesting and termination-related provisions, except that the number of shares of Pubco Common Stock subject to each Pubco Option equals the product (rounded down to the nearest whole share) of (a) the number of shares of Forge Nano Common Stock subject to such Forge Nano Option immediately prior to the First Effective Time and (b) the quotient of the Applicable Per Share Merger Consideration divided by the Equity Award Conversion Amount (each as defined in the Merger Agreement), and the per-share exercise price of each Pubco Option equals the exercise price per share of such Forge Nano Option divided by the Equity Award Conversion Amount, rounded up to the nearest whole cent; (ii) each warrant of Forge Nano (each, a “Forge Nano Warrant”) outstanding and unexpired immediately prior to the First Effective Time was assumed and became a corresponding warrant to purchase shares of Pubco Common Stock (each, a “Pubco Forge Nano Warrant”), subject to the same terms and conditions (including vesting and exercisability) as were applicable to the corresponding Forge Nano Warrant immediately prior to the First Effective Time; and (iii) each option to acquire securities of Forge Nano held by Ascent Funds International Management LLC or its affiliates (the “Forge Nano Ascent Options” and, together with the Forge Nano Warrants, the “Forge Nano Convertible Securities”) outstanding and unexpired immediately prior to the First Effective Time was cancelled and converted into a warrant to purchase shares of Pubco Common Stock (each, a “Pubco Ascent Warrant” and, together with the Pubco Forge Nano Warrants, the “Pubco Convertible Securities”) pursuant to the Pubco Ascent Warrant Agreement (as defined below);
●	Forge Nano Holdings, Inc. issued an aggregate of 90,000,000 shares of Pubco Common Stock (the “Earn-Out Shares”) to Odyssey Transfer and Trust Company, as escrow agent (the “Escrow Agent”), which will be disbursed to the former shareholders of Forge Nano who received Closing Payment Shares and the holders of Pubco Convertible Securities, in proportional amounts, upon the achievement of the following milestones during the five-year period following the Closing Date: (a) 30,000,000 Earn-Out Shares if the VWAP (as defined in the Merger Agreement) of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading-day period or the revenue publicly reported by Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000; (b) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $20.00 per share or such revenue equals or exceeds $600,000,000; and (c) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $25.00 per share or such revenue equals or exceeds $800,000,000. The milestones operate on a cumulative basis, and Earn-Out Shares attributable to holders of Pubco Convertible Securities will only be disbursed upon the exercise, conversion or settlement of such Pubco Convertible Securities in accordance with their terms; and
●	immediately following the First Effective Time, the Initial Surviving Corporation merged with and into Merger Sub II (the “Second Company Merger” and, together with the First Company Merger, the “Company Mergers” and, the Company Mergers together with the Domestication Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Merger Sub II surviving the Second Company Merger as a wholly-owned subsidiary of Forge Nano Holdings, Inc.

PIPE Financing

On April 20, 2026, concurrently with the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into a subscription agreement (the “PIPE Subscription”, as amended and restated on October 13, 2026, the “A&R PIPE Subscription Agreement”) with a certain accredited investor (the “Initial PIPE Investor”), pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold to the Initial PIPE Investor for an aggregate purchase price of $100,000,000 (the “PIPE Financing”) (a) 2,968,825 shares of Pubco Common Stock (the “PIPE Subscribed Shares”) at a subscription price of $10.00 per share, (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,031,175 shares of Pubco Common Stock, each with an exercise price of $0.0001 per share, at a subscription price of $10.00 per Pre-Funded Warrant, and (c) warrants (the “PIPE Warrants”) to purchase an aggregate of 15,000,000 shares of Pubco Common Stock, each with an initial exercise price of $10.00 per share (subject to adjustment as described below).

The PIPE Warrants are exercisable at any time after their issuance and expire five years after the date of issuance. The exercise price of the PIPE Warrants is subject to certain adjustments, including a one-time reset on the 21st trading day following the six-month anniversary of the Closing Date to the greater of (i) the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock for the twenty trading day period commencing on the date that is six months after the Closing Date and (ii) a floor price of $5.00 per share (the “PIPE Reset Price”). The terms of the PIPE Warrants are described in the section of the Proxy Statement/Prospectus titled “Description of Pubco Securities – Warrants – PIPE Warrants” beginning on page 360, which is incorporated herein by reference.

In the event that on the 21st trading day following the six-month anniversary of the Closing Date, the VWAP (as defined in the PIPE Warrant Certificate) of the Pubco Common Stock is less than the Exercise Price (as defined in the PIPE Warrant Certificate), Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase up to 10,000,000 shares of Pubco Common Stock (the “Reset PIPE Warrants”), in an amount equal to (i) the product of (x) 10,000,000, multiplied by (y) the Exercise Price then in effect divided by the PIPE Reset Price minus (ii) 10,000,000. In addition, if, on the 24-month anniversary of the Closing Date, the Initial PIPE Investor certifies in writing that the Initial PIPE Investor beneficially owns 5,000,000 shares of Pubco Common Stock, Forge Nano Holdings, Inc. will issue to the Initial PIPE Investor additional warrants entitling the Initial PIPE Investor to purchase 5,000,000 shares of Pubco Common Stock (the “Additional PIPE Warrants”).

Additionally, subsequent to the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into subscription agreements (the “Additional PIPE Subscription Agreements”) with certain other accredited investors (collectively, the “Additional PIPE Investors” and together with the Initial PIPE Investor, the “PIPE Investors”), pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold an aggregate of 2,300,000 shares of Pubco Common Stock (the “Additional PIPE Subscribed Shares”) to the Additional PIPE Investors at a subscription price of $10.00 per share, for an aggregate purchase price of $23,000,000 (the “Additional PIPE Financing”).

Outstanding Securities

In connection with the consummation of the Business Combination and the PIPE Financing, and after giving effect to the redemptions, Forge Nano Holdings, Inc.:

(1)	issued an aggregate of 128,655,585 shares of Pubco Common Stock, consisting of:
●	7,370,932 shares of Pubco Common Stock issued to the holders of ATII Ordinary Shares in the Domestication Merger (after giving effect to the redemptions);
●	116,015,828 shares of Pubco Common Stock issued to the former stockholders of Forge Nano as Closing Payment Shares in the First Company Merger;
●	5,268,825 shares of Pubco Common Stock issued to the PIPE Investors in the PIPE Financing and the Additional PIPE Financing;
(2)	issued 90,000,000 Earn-Out Shares to the Escrow Agent;
(3)	issued 11,919,995 Pubco SPAC Warrants in exchange for ATII Warrants in the Domestication Merger;
(4)	issued PIPE Warrants exercisable for up to 15,000,000 shares of Pubco Common Stock and Pre-Funded Warrants exercisable for up to 7,031,175 shares of Pubco Common Stock in the PIPE Financing;
(5)	issued or assumed Pubco Options, Pubco Forge Nano Warrants and Pubco Ascent Warrants that collectively are exercisable for 15,954,561 shares of Pubco Common Stock; and

(6)	granted an aggregate of 8,744,864 Performance Stock Units (“PSUs”) which will vest as follows: (i) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000, (ii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $20.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $600,000,000 and (iii) one third of the PSUs will vest if the VWAP of the Pubco Common Stock equals or exceeds $25.00 per share over any 30-trading day period or the revenue of Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $800,000,000.

In addition, at the Closing, pursuant to the Purchaser Support Agreement, dated as of April 20, 2026 (the “Purchaser Support Agreement”), by and among the Company, Forge Nano and the Sponsor, the Sponsor transferred an aggregate of 3,300,000 shares of Pubco Common Stock (which it received in exchange for Founder Shares in the Domestication Merger) to certain investors at the Closing in connection with the PIPE Financing for no additional cash consideration.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through September 30, 2026 were organizational activities, those necessary to prepare for the IPO, and, following the IPO, identifying a target company and negotiating for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on demand deposit held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2026, we had a net income of $39,209,586, which consisted of interest earned on demand deposit held in Trust Account of $2,233,259, change in fair value of PIPE subscription derivative liability of $37,522,000, and interest earned on cash in bank account of $2,959, reduced by general and administrative expenses of $548,632.

For the nine months ended September 30, 2026, we had a net loss of $95,838,533, which consisted of interest income on demand deposit held in Trust Account of $6,534,358 and interest earned on cash in bank account of $22,028, reduced by the PIPE subscription expense of $100,000,000, change in fair value of PIPE subscription derivative liability of $420,000, and general and administrative expenses of $1,974,919.

For the three months ended September 30, 2025, we had a net income of $2,403,801, which consisted of interest earned on demand deposit held Trust Account of $2,546,478, interest earned on cash in bank account of $17,165, and reduced by general and administrative expenses of $159,842.

For the nine months ended September 30, 2025, we had a net income of $5,921,602, which consisted of interest earned on demand deposit held in Trust Account of $6,341,299, interest earned on cash in bank account of $47,602, and reduced by general and administrative expenses of $467,299.

Liquidity and Capital Resources

Until the consummation of the Initial Public Offering, our only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans from the Sponsor. All outstanding loans were repaid simultaneously with the closing of the Initial Public Offering.

On February 12, 2025, we consummated the Initial Public Offering of 23,000,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one ordinary share and one-half of one Public Warrant, each whole Public Warrant entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of an aggregate of 840,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor and BTIG, generating gross proceeds of $8,400,000.

Following closing of the Initial Public Offering and the sale of the Private Placement Units, a total of $231,150,000 was placed in the Trust Account. We incurred $13,175,520 in transaction costs, consisting of $4,600,000 of cash underwriting fee, $8,050,000 of deferred underwriting fee and $525,520 of other offering costs.

For the nine months ended September 30, 2026, cash used in operating activities was $1,156,168. Net loss of $95,838,533 was reduced by the interest earned on demand deposit held in Trust Account of $6,534,358 and increased by the PIPE subscription expense of $100,000,000 and change in fair value of PIPE subscription derivative liability of $420,000. Changes in operating assets and liabilities provided $796,723 of cash for operating activities.

For the nine months ended September 30, 2025, cash used in operating activities was $693,978. Net income of $5,921,602 was reduced by the interest earned on demand deposit held in Trust Account of $6,341,299 and increased by the general and administrative expenses paid through promissory note – related party of $51,600 and general and administrative expenses paid by related parties of $15,363. Changes in operating assets and liabilities used $341,244 of cash for operating activities.

As of September 30, 2026, we had demand deposit held in Trust Account of $246,395,327, which was invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our initial business combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2026, we had cash outside the Trust Account of $130,359. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the unaudited condensed consolidated financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, if the Company is unable to complete an initial business combination by November 12, 2026, then the Company will cease all operations except for the purpose of liquidating. As of September 30, 2026, the date for mandatory liquidation and subsequent dissolution and liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern. On October 21, 2026, the Company re-domiciled and became a Delaware corporation by merging with and into Forge Nano Holdings, Inc. (previously known as Pubco), following which the separate corporate existence of the Company ceased and Forge Nano Holdings, Inc. continued as the surviving corporation. As a result of the Closing, the mandatory liquidation condition no longer applies, and the Company’s obligations have been assumed by the surviving company, which continues the combined business. The Company’s dissolution through the merger does not constitute a liquidation, as defined in ASC 205-30, and these unaudited condensed consolidated financial statements have been prepared on a going concern basis. Management has concluded that the conditions that raised substantial doubt about the Company’s ability to continue as a going concern have been resolved.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2026. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, administrative and support services. We began incurring these fees on February 10, 2025, and we continued to incur these fees until October 22, 2026, the consummation of the Business Combination.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee became payable to the underwriters, subject to the terms of the underwriting agreement, from the amounts held in the Trust Account, due to the consummation of the initial Business Combination on October 22, 2026.

On April 20, 2026, concurrently with the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into a subscription agreement with the Initial PIPE Investor, pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold to the Initial PIPE Investor for an aggregate purchase price of $100,000,000 (a) 2,968,825 shares of Pubco Common Stock at a subscription price of $10.00 per share, (b) pre-funded warrants to purchase an aggregate of 7,031,175 shares of Pubco Common Stock, each with an exercise price of $0.0001 per share, at a subscription price of $10.00 per Pre-Funded Warrant, and (c) warrants to purchase an aggregate of 15,000,000 shares of Pubco Common Stock, each with an initial exercise price of $10.00 per share.

Additionally, subsequent to the execution of the Merger Agreement, the Company, Pubco and Forge Nano entered into (the Additional PIPE Subscription Agreements with the Additional PIPE Investors, pursuant to which, substantially concurrently with the Closing, Forge Nano Holdings, Inc. issued and sold an aggregate of 2,300,000 shares of Pubco Common Stock to the Additional PIPE Investors at a subscription price of $10.00 per share, for an aggregate purchase price of $23,000,000.

On the Closing date, Forge Nano Holdings, Inc. issued an aggregate of 90,000,000 shares of Pubco Common Stock (the “Earn-Out Shares”) to Odyssey Transfer and Trust Company, as escrow agent (the “Escrow Agent”), which will be disbursed to the former shareholders of Forge Nano who received Closing Payment Shares and the holders of Pubco Convertible Securities, in proportional amounts, upon the achievement of the following milestones during the five-year period following the Closing Date: (a) 30,000,000 Earn-Out Shares if the VWAP (as defined in the Merger Agreement) of the Pubco Common Stock equals or exceeds $15.00 per share over any 30-trading-day period or the revenue publicly reported by Forge Nano Holdings, Inc. for the preceding twelve months equals or exceeds $400,000,000; (b) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $20.00 per share or such revenue equals or exceeds $600,000,000; and (c) 30,000,000 Earn-Out Shares if such VWAP equals or exceeds $25.00 per share or such revenue equals or exceeds $800,000,000. The milestones operate on a cumulative basis, and Earn-Out Shares attributable to holders of Pubco Convertible Securities will only be disbursed upon the exercise, conversion or settlement of such Pubco Convertible Securities in accordance with their terms.

Critical Accounting Policies

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, and income and expenses during the periods reported. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could materially differ from those estimates. As of September 30, 2026, we have identified the following critical accounting policies.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period in accordance with FASB ASC Topic 480, “Distinguishing Liabilities from Equity”. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The PIPE Subscription is representative of a derivative instrument within the scope of ASC 815.

Fair Value Measurement

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the

Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The PIPE Subscription was evaluated under freestanding financial instrument framework and management concluded that the common stock subscribed and the related warrant features together, should be evaluated as a single common stock PIPE freestanding financial instrument.

On April 20, 2026, the PIPE Subscription was initially recognized at fair value of $100,000,000. As of September 30, 2026, the PIPE Subscription has a fair value of $100,420,000. The fair value of the PIPE Subscription was determined using Monte Carlo Simulation Model. The PIPE Subscription has been classified as current liability within the scope of ASC 815 and will require remeasurement at each reporting period. The following table presents the quantitative information regarding market assumptions used in the Level 3 valuation of the PIPE Subscription:

	April 20,	September 30,
	2026	2026
Expected term to De-SPAC (Years)	0.4	0.13
Warrant term	5.0	5.0
Probability of De-SPAC and Market Adjustment	64.0%	52.0%
Forward Risk-Free Rate (Continuous)	3.88%	5.04%
Volatility	19.5%	40.0%
Redemption trigger price	$35.00	$35.00
Floor price	$7.28	$7.28

The following table provides a summary of the changes in the fair value of PIPE Subscription, a Level 3 financial instrument, that was measured at fair value on a recurring basis:

Fair value at April 20, 2026	$100,000,000
Change in fair value of PIPE Subscription derivative liability	37,942,000
Fair value at June 30, 2026	137,942,000
Change in fair value of PIPE Subscription derivative liability	(37,522,000)
Fair value at September 30, 2026	$100,420,000

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.